                                                                   Exhibit 21.1

                          SUBSIDIARIES OF THE COMPANY

                                                                                              STATE OF
NAME                                                  LOCATION                                INCORPORATION
----                                                  --------                                --------------
Advanced Communications Corporation                   Columbia, South Carolina, USA            South Carolina

American Communications Network Corporation           Cincinnati, Ohio, USA                    Ohio

American Telephone Wiring Company                     Charleston, West Virginia, USA           West Virginia

Associated Network Solutions, Inc.                    St. Petersburg, Florida, USA             Florida

ATIMCO Network Services, Inc.                         Pittsburgh, Pennsylvania, USA            Pennsylvania

BBox Holding Company                                  Wilmington, Delaware, USA                Delaware

BB Technologies, Inc.                                 Wilmington, Delaware, USA                Delaware

Black Box Corporation of Pennsylvania                 Lawrence, Pennsylvania, USA              Delaware

Business Communication Concepts, Inc.                 Sterling, Virginia, USA                  Virginia

Cable Consultants, Incorporated                       Atlanta, Georgia, USA                    Georgia

Comm Line, Inc.                                       Cincinnati, Ohio, USA                    Ohio

Communication Contractors, Inc.                       Chicago, Illinois, USA                   Illinois

DataComLink, Inc.                                     Indianapolis, Indiana, USA               Indiana

Florida Intranet Group, Inc.                          Miami, Florida, USA                      Florida

Key-Four, Inc.                                        Atlanta, Georgia, USA                    Georgia

Koncepts Communications of L.I., Corp.                Westbury, New York, USA                  New York

Midwest Communications Technologies, Inc.             Columbus, Ohio, USA                      Ohio

Parrish Communication Cabling, Inc.                   Seattle, Washington, USA                 Washington

R&D Services, Inc.                                    Westboro, Massachusetts, USA             Massachusetts

Tennmark Telecommunications, Inc.                     Murfreesboro, Tennessee, USA             Tennessee

The Delaney Companies                                 Philadelphia, Pennsylvania, USA          Pennsylvania

Todd Communications, Inc.                             Winston-Salem, North Carolina, USA       North Carolina

U.S. Premise Networking Services, LLC                 Minneapolis, Minnesota, USA              Minnesota

U.S. Premise Networking Services, Inc.                Minneapolis, Minnesota, USA              Minnesota

Alpeco International Foreign Sales Corporation        Bridgetown, Barbados

Alpeco Puerto Rico, Inc.                              San Juan, Puerto Rico

Black Box Catalog Australia Pty. Ltd.                 Croydon VIC, Australia

Black Box Canada Corporation                          Ontario, Canada

Black Box Catalog New Zealand Limited                 Wellington, New Zealand

Black Box Catalogue, Ltd.                             Reading, England

Black Box Communication SANV                          Zaventum, Belgium

Black Box Comunicaciones, SA                          Madrid, Spain

Black Box Datacom, B.V.                               Utrecht, Netherlands

Black Box de Mexico, S.A. de C.V.                     Mexico City, Mexico

Black Box Deutschland GmbH                            Munich, Germany

Black Box do Brazil Industria e Comercio Ltda.        Sao Paulo, Brazil

Black Box France, S.A.                                Rungis, France


Black Box Foreign Sales Corporation                   St. Thomas, U.S.V.I.

Black Box Italia, SpA                                 Vimodrone, Italy

Black Box Japan Kabushiki Kaisha                      Tokyo, Japan

Datacom Black Box Services AG                         Altendorf, Switzerland

Datacom Black Box Holding, AG                         Zug, Switzerland

Datech Holdings Limited                               Nottingham, England

Ohmega Installations Limited                          Newbury, Berkshire, England

South Hills Datacomm Chile, S.A.                      Santiago, Chile